SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM S-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
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Terra grande Development Corporation
 (Exact name of registrant as specified in its charter)

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Nevada (State or other jurisdiction of incorporation or organization)	8741 (Primary Standard Industrial Classification Code Number)	41-2279791 (I.R.S. Employer Identification Number)
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Terra Grande Development Corporation
28 Jacobs Court
Sandia Park, New Mexico 87047
(505) 228-7416
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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John D. Edge
President and Chief Executive Officer
Terra Grande Development Corporation
28 Jacobs Court
Sandia Park, New Mexico 87047
 (505) 228-7416
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

–––––––––––––––– Copies to: Timothy S. Orr, Esq. 4328 West Hiawatha Drive, Suite 101 Spokane, Washington 99208 P (509) 462-2926 F (509) 769.0303
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Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit¹	Proposed maximum aggregate offering price	Amount of registration fee²
New Common Stock	1,000,000	$0.25	$250,000	$9.83

Selling Shareholders	940,000	$0.25	$235,000	$9.24
Total	1,940,000	$0.25	$485,000	$19.07

[1]      No exchange or over-the-counter market exists for Terra Grande’s common stock.  The offering price has been arbitrarily determined and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

[2]     Fee calculated in accordance with Rule 457(o) of the Securities Act of 1933, as amended “Securities Act”.  Estimated for the sole purpose of calculating the registration fee.

The registrant hereby amends their registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

1,940,000
Shares
$0.25 per share
Common Stock

This is our initial public offering.  Our securities are not listed on any national exchange or the Nasdaq Stock market.

Terra Grande Development Corporation is offering for sale a maximum of 1,000,000 shares of our common stock in a self-underwritten offering directly to the public on a best efforts basis.  In addition, we are offering 940,000 shares of our common stock that are being sold by certain shareholders, which we will receive no proceeds.  The offering price is $0.25 per share. The offering will terminate within 360 days from the effective date of this prospectus, although we may close the offering on any date prior, if the offering is fully subscribed or at the Board of Directors discretion.

There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. We are offering the shares without any underwriting discounts or commissions. If all of the shares offered by us are purchased, the gross proceeds to us will be $250,000. The Company’s shares are intended to be sold directly through the efforts of John Edge, President, director and employee of Terra Grande Development Corporation. The intended methods of communication include, without limitation, telephone, personal contact and small meetings with business associates, friends and relatives.  There is no intention for the Company to use the Internet for the purpose of selling the shares registered in the Registration Statement filed with the Securities and Exchange Commission of which this Prospectus is a part. For more information, see "Plan of Distribution" on page 15.

The Company proceeds from the sale of the new shares to be issued in this offering will be payable to Delos Stock Transfer Company-Escrow Account fbo Terra Grande.  All subscription funds will be held in the Escrow Account pending the clearance of all checks by the depository bank and subscription agreement acceptance by the Company. Once all checks are determined to be “good funds” by the Escrow Agent, funds will be transmitted to the accounts of the Company for their immediate use. See "Plan of Distribution."

Because there is no minimum number of shares required to be sold and the Company has not, and may never generate revenues, our business may fail prior to the end of the offering period resulting in a complete loss of any investment made to the Company.

This investment involves a high degree of risk.  You should purchase shares only if you can afford a complete loss of your investment.  See "Risk Factors" starting on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is ________________, 2008

PROSPECTUS SUMMARY

The following summary is supported by reference to the more detailed information and the financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety.

The purchase of securities through this prospectus involves a high degree of risk.  See "Risk Factors" starting on page 4.

As used in this prospectus, unless the context otherwise requires, "we", "us", "our" “the Company”, "Terra" or “Terra Grande” refers to Terra Grande Development Corporation. "SEC" refers to the Securities Exchange Commission,  "Securities Act" refers to the Securities Act of 1933, as amended, and "Exchange Act" refers to the Securities Exchange Act of 1934, as amended.

Terra Grande Development Corporation

We were incorporated on May 16, 2008, under the laws of the State of Nevada. We are a development stage enterprise engaged in construction building and management services. Our principal office is located at 28 Jacobs Court, Sandia Park, New Mexico 87047, telephone (505) 228-7416, facsimile (772) 226-5557 and website is www.terragrandedevelopment.com.  Terra Grande’s fiscal year end is June 30.

We are in the business of coordinating and managing modular residential home developments. This includes infrastructure, building, financing, and accounting work that has to do with a development that we undertake. To date, our business activities have been limited to organizational matters, researching areas to be developed within the state of New Mexico, the preparation and filing of the registration statement of which this prospectus is a part and development of our website.

Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to find and develop housing areas in New Mexico.  Currently, there are many areas throughout the state that are in need of housing facilities, we plan to target our modular developments at those locations once we have secured adequate financing.

If and when we successfully complete this offering, we intend to begin developing land that we purchase by subdividing it, developing infrastructure, and placing manufactured homes on the lots, while continuing to market the development to potential buyers.

The amount of land we acquire, as well as, the number of manufactured houses we place on the subdivided land, is dependent upon the success of this offering.  The construction industry is capital intensive; if we cannot raise enough funds through this offering our business will be seriously curtailed and may fail resulting in a complete loss of any investment made into the Company.  We have no plans, arrangements or contingencies in place in the event that we cease operations.

We currently have two employees, including our President.  We do not intend to hire any employees for the next 6 months.  We are controlled by our President. Even if we are able to sell all of the offered shares, he will own 79.16% of our voting stock. This individual works for us on a part-time basis.

We have no operating history on which to base an evaluation of our business and prospects.  Prospective purchasers of our stock should be aware of the difficulties normally encountered by new construction companies and the high rate of failure of such enterprises.  These risks include, without limitation, the high probability that we will be unable to find adequate funding to build manufactured homes or to develop the land.  If we are unable to profit from the development of manufactured homes, our business will most likely fail.

Since our inception on May 16, 2008 to November 30, 2008, we have not generated any revenues and all expenses that have been incurred have been paid by our President, Mr. Edge with no expense to the Company.  In the event we raise at least a minimum of $62,500 sought in this offering, we expect to be able to continue our business for six months thereafter.  We anticipate generating revenues within the first twelve months after raising the $250,000 offering proceeds.  In the event we do not raise at least $62,500, we will not be able to continue pursuit of our business.  In light of this, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors' report to the financial statements included in the registration statement, of which this prospectus is a part.

As of the date of this prospectus, Terra Grande has 8,500,000 shares of $0.001 par value common stock issued and outstanding which is owned by four (4) shareholders.

The Offering

Terra Grande Development Corporation is offering on a self-underwritten basis 1,000,000 shares of the common stock and 940,000 previously issued to selling shareholders at a price of $0.25 cents per share.  The proceeds from the sale of the shares in this offering will be payable to "Delos Stock Transfer Company Escrow Account fbo Terra Grande" and will be deposited in a non-interest bearing bank account until the depository bank determines the funds to be good.  All subscription agreements and checks are irrevocable and should be delivered to Delos Stock Transfer Company.  Failure to do so will result in checks being returned to the investor who submitted the check.

All subscription funds will be held in escrow pending determination by the Escrow Agent that the funds are good and then proceeds will be immediately released to Terra Grande. (See "Plan of Distribution").  The offering will terminate within 360 days from the effective date of this prospectus, although we may close the offering on any date prior, if the offering is fully subscribed or at the Board of Directors discretion.

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value.  The price does not bear any relationship to our assets, book value, historical earnings or net worth.

Terra Grande’s Transfer Agent is Delos Stock Transfer Company, 762 South U.S. Highway 1, Suite 159, Vero Beach, Florida 32962. The Company’s phone is (503) 320-2873.

The purchase of the common stock in this offering involves a high degree of risk.  The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists.  Please refer to "Risk Factors" on page 4 and "Dilution" on page 13 before making an investment in our stock.

Summary of Selected Financial Information

The following table sets forth summary financial data derived from Terra Grande’s financial statements. The data should be read in conjunction with the financial statements and the related notes thereto well as the "Management's Discussion and Plan of Operations" included elsewhere in this prospectus.

Financial Data Summary

Balance Sheet Data

November, 30,
2008
Assets
Cash and Equivalents	$100
Prepaid Expenses
Total Current Assets	$100

Liabilities and Stockholders’ Equity
Current Liabilities	0
Total Current Liabilities	$17,320

Stockholders’ Equity
Common Stock	8,500
Deficit Accumulated during Development Stage	17,220
Total Stockholders’ Equity	100
Total Liabilities and Stockholders’ Equity	$100

Statements of Operations Data

As of November 30, 2008
Revenues	$0

Operating Expenses	$0

Earnings (Loss)	$0

Total Assets	$0

Total Liabilities	$0

Working Capital	$0

Shareholders’ Equity	$17, 220

1

RISK FACTORS

An investment in our common stock involves a high degree of risk and should be considered a speculative investment. You should carefully consider the risks described below and the other information in this prospectus. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you could lose all or part of your investment.

RISK FACTORS RELATING TO TERRA GRANDE DEVELOPMENT CORPORATION.

WE ARE A DEVELOPMENT STAGE COMPANY WITH NO OPERATING HISTORY, SO IT WILL BE DIFFICULT FOR POTENTIAL INVESTORS TO JUDGE OUR PROSPECTS FOR SUCCESS.

We are a newly organized development stage corporation and have no operating history from which to evaluate our business and prospects. We have earned no revenue since inception. From inception through November 30, 2008, we incurred a net loss of $(17,220). There can be no assurance that our future proposed operations will be implemented successfully or that we will ever have profits. If we are unable to sustain our operations, investors may lose their entire investment.

BECAUSE WE LACK AN OPERATING HISTORY, WE FACE A HIGH RISK OF BUSINESS FAILURE, WHICH MAY RESULT IN THE LOSS OF YOUR INVESTMENT.

Terra Grande is a development stage company and has only begun the initial stages of its business of developing land for manufactured homes. Thus, we have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on May 16, 2008 and to date have been involved primarily in organizational activities, website development and research of potential locations for our developments. We have not generated any revenue.  Based upon current plans, we expect to incur operating losses in future periods due to the fact there are expenses associated with finding and acquiring land, building the infrastructure and placing the modular homes on the land.

THE COMPANY’S AUDITOR HAS SUBSTANTIAL DOUBTS AS TO TERRA GRANDE’S ABILITY TO CONTINUE AS A GOING CONCERN.

Our auditor's report on our Nopvember 30, 2008 financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officer may be unable or unwilling to loan or advance any capital to Terra Grande, we believe that if we do not raise at least $62,500 from our offering, we may be required to suspend or cease the implementation of our business plans within six months. Since there is no minimum and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to continue to deploy its business strategies. See “November 30, 2008 Audited Financial Statements - Auditors Report."

Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether the company can continue as a going concern, it may be more difficult for the company to attract investors. Terra Grande incurred $17,220 in net loss for the period from inception to November 30, 2008 and we have no revenue. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the sale of our products. We plan to seek additional funds through private placements of our common stock. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event we cannot continue in existence.

OUR OFFICER AND DIRECTOR PROVIDE SERVICES TO US ON A PART-TIME BASIS, AND HE HAS NO PRIOR EXPERIENCE WITH PUBLIC COMPANIES.  AS A RESULT, WE MAY BE UNABLE TO SELL THE SHARES IN THIS OFFERING, DEVELOP OUR BUSINESS AND MANAGE OUR PUBLIC REPORTING REQUIREMENTS.

Our operations depend on the efforts of John Edge, officer and director.  Mr. Edge has no experience related to public company management.  Because of this, Mr. Edge may be unable to offer and sell the shares in this offering, develop the business and manage public reporting requirements.  We cannot guarantee you that we will overcome any such obstacle and failure to do so would result in a complete loss of any investment made into the Company.

Mr. Edge is also involved in other business opportunities and may face a conflict in selecting between Terra Grande and his other business interests.  We have not formulated a policy for the resolution of such conflicts.  If we lose Mr. Edge to other pursuits without a sufficient warning we may, consequently, go out of business.

THE COMPANY’S SUCCESS IS DEPENDENT ON CURRENT MANAGEMENT, WHO MAY BE UNABLE TO DEVOTE SUFFICIENT TIME TO THE DEVELOPMENT OF TERRA GRANDE’S BUSINESS PLAN, WHICH COULD CAUSE THE BUSINESS TO FAIL.

Terra Grande is heavily dependent on the management experience that our President, John Edge, brings to the company. If something were to happen to him, it would greatly delay the Company’s daily operations until further industry contacts could be established. Furthermore, there is no assurance that a suitable person could be found to replace Mr. Edge. In that instance, Terra Grande may be unable to further its business plan. Additionally, Mr. Edge is employed outside of Terra Grande.  Mr. Edge has been, and continues to expect to be able to commit approximately 10 hours per week of his time, to the development of Terra Grande’s business plan, for at least  the next twelve months.

THE COMPANY HAS LIMITED FINANCIAL RESOURCES AT PRESENT, AND PROCEEDS FROM THE OFFERING MAY NOT BE USED TO FULLY DEVELOP ITS BUSINESS.

Terra Grande has limited financial resources at present; as of November 30, 2008, we had $100 of cash on hand. If it is unable to develop its business plan, it may be required to divert certain proceeds from the sale of Terra Grande’s stock to general administrative functions. If Terra Grande is required to divert some or all of proceeds from the sale of stock to areas that do not advance the business plan, it could adversely affect its ability to continue by restricting the Company's ability to become operational and generate revenue.

TERRA GRANDE MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE.

Terra Grande has limited capital resources.  Unless Terra Grande begins to generate sufficient revenues to finance operations as a going concern, Terra Grande will experience liquidity and solvency problems.  Liquidity and solvency problems may force Terra Grande to go out of business if additional financing is not available.  No alternative sources of funds are available to us in the event Terra Grande does obtain sufficient proceeds from this offering.

IF WE COMPLETE A FINANCING THROUGH THE SALE OF ADDITIONAL SHARES OF OUR COMMON STOCK IN THE FUTURE, THEN SHAREHOLDERS WILL EXPERIENCE DILUTION.

The most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of common stock will result in dilution of equity ownership to existing shareholders. This means that, if we sell shares of our common stock, more shares will be outstanding and each existing shareholder will own a smaller percentage of the shares then outstanding. To raise additional capital we may have to issue additional shares, which may substantially dilute the interests of existing shareholders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments.

We cannot guarantee we will be successful in generating revenue in the future or be successful in raising funds through the sale of shares to pay for the Company's business plan and expenditures. As of the date of this prospectus, we have not earned any revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

IF WE ARE UNABLE TO SECURE ADDITIONAL FINANCING WE MAY BE UNABLE TO EARN REVENUE.

We intend to develop land and place manufactured homes on the property.  We believe that maximum proceeds from this offering will be sufficient with our capital requirements for the next twelve months to promote our business plan.  However, we will need to raise additional proceeds beyond the anticipated funds from this offering to fund the modular home construction.  Such financing could take the form of co-production or joint venture arrangements or limited liability companies or partnerships in which we act as managing member or general partner, additional sales of our securities or an operating line of credit.  No assurance can be given that additional financing will be available to us, or that if available, it will be available on favorable terms.  Unless we are able to obtain such additional financing, our construction activities may be materially adversely affected and our shareholders may lose their entire investment.  We currently have no financing commitments.

WE ARE DEPENDENT UPON THIS OFFERING TO BE ABLE TO IMPLEMENT OUR BUSINESS PLAN AND OUR LACK OF REVENUE AND PROFITS MAY MAKE OBTAINING ADDITIONAL CAPITAL MORE DIFFICULT.

We presently have no significant operating capital and we are completely dependent upon the proceeds of this offering to provide the capital necessary to commence our proposed business.  Upon completion of this offering, the amount of capital available to us will still be extremely limited.  We have no commitment from our President to provide additional cash funding.  We do not have any other commitments for additional cash funding beyond the proceeds to be received from this offering. To the extent that we are unable to sell all of the offered shares, our ability to implement our business plan and develop land and build manufactured houses will be seriously diminished.  If we are unable to develop land and build the infrastructure, our shareholders may lose their investment.

IF WE ARE UNABLE TO DEVELOP LAND AND LOCATE MANUFACTURED HOUSES ON THAT PROPERTY, OUR BUSINESS MAY FAIL.

Our success will depend upon our ability to find and develop land and place the manufactured homes thereon.  We intend to rely upon our President's access to, and relationships that will be developed with, construction suppliers and distributors, sub contractors, manufacturers and financing sources.

If we are unable to develop land and build our product, our business will fail and our shareholders may lose their entire investment.

BECAUSE WE DO NOT HAVE AN AUDIT COMMITTEE, SHAREHOLDERS WILL HAVE TO RELY ON THE DIRECTORS, WHO ARE NOT INDEPENDENT, TO PERFORM THESE FUNCTIONS.

We do not have an audit or compensation committee comprised of independent directors. These functions are performed by the board of directors as a whole. The members of the Board of Directors are not independent. Thus, there is a potential conflict in that the board members are also engaged in management and participates in decisions concerning management compensation and audit issues that may affect management performance.

RISK FACTORS RELATING TO THE CONSTRUCTION AND MANUFACTURED HOME INDUSTRY

BECAUSE OF COMPETITIVE PRESSURES FROM COMPETITORS WITH MORE RESOURCES, TERRA GRANDE MAY FAIL TO IMPLEMENT ITS BUSINESS MODEL PROFITABLY.

The marketplace in which the Company competes is intensely competitive and subject to rapid change.  Terra Grande’s competitors include well established enterprises similar to the Company.  Some of these competitors are based globally. The Company anticipates that it will face additional competition from new entrants that may offer significant performance, price, creative or other advantages over those offered by the Company.  Many of these competitors have greater name recognition and resources than the Company.

Additionally, potential competitors with established market shares and greater financial resources may introduce competing storylines.  Thus, there can be no assurance that Terra Grande will be able to compete successfully in the future or that competition will not have a material adverse affect on Terra Grande’s results of operations. Increased competition could result in lower than expected operating margins or loss of the ability to engage distributors of their productions, either of which would materially and adversely affect Terra Grande's business, results of operation and financial condition.

THE MANUFACTURED HOUSING INDUSTRY IS BOTH CONSTANT AND CHANGING IN NATURE.

The manufactured housing industry is unstable and seasonal and has experienced wide fluctuations in aggregate sales in the past, resulting in the failure of many manufacturing concerns. Many of the same national and regional economic and demographic factors that affect the broader housing industry also affect the market for manufactured homes. Historically, most sectors of the home building industry, including the manufactured housing industry, have been affected by the following, among other things:

•	changes in general economic conditions;
•	inflation;

•	levels of consumer confidence;
•	employment and income levels;

•	housing supply and demand;
•	availability of alternative forms of housing;

•	availability of wholesale (dealer) financing;
•	availability of retail (consumer) financing;

•	the level and stability of interest rates; and
•	the availability of raw materials.

OUR INDUSTRY SUFFERS FROM A LACK OF THIRD-PARTY FINANCING.

Third-party lenders generally provide consumer financing for manufactured home purchases. Our sales depend in large part on the availability and cost of financing for manufactured home purchasers and dealers as well as our own retail locations. The availability and cost of such financing is further dependent on the number of financial institutions participating in the industry, the departure of financial institutions from the industry, the financial institutions' lending practices, and the strength of the credit markets generally, governmental policies and other conditions, all of which are beyond our control. If additional third-party financing for the purchases of our Company’s homes does not become available our operations could be negatively affected.

THE INDUSTRY DEPENDS ON MORTGAGE RATES AND THE ABILITY FOR MANY POTENTIAL CUSTOMERS TO SELL THEIR PREVIOUS HOMES.

The Company's building activities also are dependent upon the availability and cost of mortgage financing for buyers of homes owned by potential customers.  These customers must be able to sell their existing homes and buy our manufactured homes.  It times of tight housing credit markets, this becomes increasingly difficult; if the ability of mortgage loans becomes more challenging this could adversely affect the Company’s sales.

WE PLAN TO OBTAIN OUR RAW MATERIALS FROM SUPPLIERS AND UNAVAILABILITY OR PRICE INCREASES IN RAW MATERIALS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL CONDTION AND RESULTS OF OPERATIONS.

The availability and pricing of raw materials used in the production of homes may significantly affect our operating costs. Sudden increases in demand for these construction materials caused by natural disasters or other market forces can greatly increase the costs of materials or limit the availability of such materials. Increases in costs cannot always be reflected immediately in prices, especially in competitive times, and, consequently, may adversely impact our profitability. Further, a reduction in the availability of raw materials also may affect our ability to meet or maintain production requirements.

COMPETITION FROM OTHER MANUFACTURED HOUSING DEVELOPERS MAY ADVERSELY AFFECT OUR PROFITABILITY.

The production and sale of manufactured homes is a highly competitive industry, characterized by low barriers to entry and severe price competition. Competition is based in many different areas including, price, product features and quality, company reputation, delivery capabilities, company promotions, merchandising and wholesale and retail financing.  If other companies offer a “better” deal to the customer than we do, our profitability could be negatively affected.

THE MANUFACTURED HOME INDUSTRY ALSO COMPETES WITH OTHER LOW-COST HOUSING.

Manufactured housing is a form of low-cost housing and therefore, competes with other low-cost housing dealers.  This includes apartment complexes, townhouses and condominiums.  We face direct competition from numerous manufacturers of low-cost housing, many of which possess greater financial, manufacturing, distribution and marketing resources. As a result of these competitive conditions, our operations could be negatively affected.

THE DEVELOPMENT OF LAND OF WHICH TO PLACE OUR MANUFACTURED HOMES ON IS SUBJECT TO VARIOUS ZONING LAWS, LOCAL AND STATE REGULATIONS.

The company is subject to various local and state statutes, ordinances, rules and regulations concerning zoning, building, design, construction and similar matters, which impose restrictive zoning and density requirements limiting the number of homes that may be placed within the boundaries of a particular area.

WE MUST COMPLY WITH EXTENSIVE ENVIRONMENTAL REGULATION, AND FAILURE IN OUR COMPLIANCE EFFORTS COULD RESULT IN DAMAGES, EXPENSES OR LIABILITIES.

Federal, state and local laws and regulations relating to the generation, storage, handling, emission, transportation and discharge of materials into the environment govern our operations. In addition, third parties and governmental agencies in some cases have the power under such laws and regulations to require remediation of environmental conditions and, in the case of governmental agencies and entities, to impose fines and penalties. The requirements of such laws and enforcement policies have generally become stricter in recent years. Accordingly, we cannot assure investors that we will not be required to incur response costs, remediation expenses, fines, penalties or other similar damages, expenses or liabilities, or to incur operational shut-downs, business interruptions or similar losses, associated with compliance with environmental laws and enforcement policies that either individually or in the aggregate would have a material adverse effect on our results of operations or financial condition.

RISK FACTORS RELATING TO THIS OFFERING

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION-MAKING BECAUSE JOHN EDGE, OUR PRESIDENT AND EXECUTIVE OFFICER CONTROL 88.47% OF OUR ISSUED AND OUTSTANDING COMMON STOCK.

John Edge, our President, executive officer and employee, owns 88.47% of the outstanding common stock.  As a result of such ownership, investors in this offering will have limited control over matters requiring approval by our security holders, including the election of directors.   In the event the maximum offering is attained, Mr. Edge will continue to own 79.16% of our outstanding common stock.  Such concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event we enter into transactions which require stockholder approval.  In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.  For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director, which could make it more difficult for a third party to gain control of our Board of Directors.  This concentration of ownership limits the power to exercise control by the minority shareholders.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF WE FAIL TO IMPLEMENT OUR BUSINESS PLAN.

As a development-stage company, we expect to face substantial risks, uncertainties, expenses and difficulties.  We were formed on May 16, 2008.  We have no demonstrable operations record, on which you can evaluate our business and prospects.  We have yet to commence planned operations.  As of the date of this prospectus, we have had only limited start-up operations and generated no revenues.  We cannot guarantee that we will be successful in accomplishing our objectives.  Taking these facts into account, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors' report to the financial statements included in the registration statement, of which this prospectus is a part.  In addition, our lack of operating capital could negatively impact the value of our common shares and could result in the loss of your entire investment.

IN THE FUTURE, WE WILL INCUR SIGNIFICANT COSTS AS A RESULT OF OPERATING AS A PUBLIC COMPANY, AND OUR MANAGEMENT WILL BE REQUIRED TO DEVOTE SUBSTANTIAL TIME TO NEW COMPLIANCE INITIATIVES.

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will incur significant legal, accounting and other expenses as a fully-reporting public company.  Moreover, the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), as well as new rules subsequently implemented by the SEC, have imposed various new requirements on public companies, including requiring changes in corporate governance practices.  Our management will need to devote a substantial amount of time to these new compliance initiatives.  Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

THE COMPANY HAS DETERMINED THE PRICE AT WHICH THE SHARES IN THIS OFFERING AT AN ARBITRARY OFFERING PRICE

The offering price of $0.25 per share of common stock was arbitrarily determined by Terra Grande and is unrelated to specific investment criteria, such as the assets or past results of Terra Grande’s operations.  In determining the offering price, Terra Grande considered such factors as the prospects, if any, of similar companies, the previous experience of management, Terra Grande’s anticipated results of operations, and the likelihood of acceptance of this offering.  Please review any financial or other information contained in this offering with qualified persons to determine its suitability as an investment before purchasing any shares in this offering.

PARTICIPATION IS SUBJECT TO RISKS OF INVESTING IN MICRO CAPITALIZATION COMPANIES.

Terra Grande Development Corporation believes that certain micro capitalization companies have significant potential for growth, although such companies generally have limited product lines, markets, market shares and financial resources.  The securities of such companies, if traded in the public market, may trade less frequently and in more limited volume than those of more established companies.  Additionally, in recent years, the stock market has experienced a high degree of price and volume volatility for the securities of micro capitalization companies.  In particular, micro capitalization companies that trade in the over-the-counter markets have experienced wide price fluctuations not necessarily related to the operating performance of such companies.

THE COMPANY IS SELLING THE SHARES OFFERED IN THIS PROSPECTUS WITHOUT AN UNDERWRITER AND MAY NOT BE ABLE TO SELL ANY OF THE SHARES OFFERED HEREIN.

The common shares are being offered on our behalf by John Edge, our Officer and Director, on a best-efforts basis.  No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this offering.  Consequently, there is no guarantee that the Company will be capable of selling all, or any, of the common shares offered hereby.

INVESTORS CANNOT WITHDRAW FUNDS ONCE INVESTED AND WILL NOT RECEIVE A REFUND.

Investors do not have the right to withdraw invested funds.  Subscription payments will be released from the escrow account to Terra Grande if the Subscription Agreements are in good order and the investor is accepted as an investor by the Company. Therefore, once an investment is made, investors will not have the use or right to return of such funds during the Offering period, which may last as long as two years from the date of this Prospectus if so extended by the Company.

TERRA GRANDE DEVELOPMENT CORPORATION DOES NOT PLAN TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE, AND, AS A RESULT, STOCKHOLDERS WILL NEED TO SELL SHARES TO REALIZE A RETURN ON THEIR INVESTMENT.

Terra Grande has not declared or paid any cash dividends on its capital stock since inception.  Terra Grande intends to retain any future earnings to finance the operation and expansion of its business and does not anticipate paying any cash dividends in the foreseeable future.  As a result, stockholders will need to sell shares of common stock in order to realize a return on their investment, if any.

BECAUSE WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR INVESTOR’S SUBSCRIPTIONS THAT WILL HOLD PROCEEDS FROM THIS OFFERING, IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT.

There is no minimum amount of shares that must be sold from this offering and invested funds for this offering will not be held in an escrow or trust account until a certain minimum is raised. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors and will not be used for the sourcing and sale of promotional products.

YOU MAY NOT BE ABLE TO SELL YOUR SHARES IN OUR COMPANY BECAUSE THERE IS NO PUBLIC MARKET FOR OUR STOCK.

There is no public market for our common stock.  Currently Mr. John Edge, our President and executive officer, owns 89.47% of our issued and outstanding common stock.  Therefore, the current and potential market for our common stock is limited.  In the absence of being listed, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop.

If our stock ever becomes tradable, of which we cannot guarantee success, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of our stock.

THERE IS CURRENTLY NO MARKET FOR TERRA GRANDE’S COMMON STOCK, BUT IF A MARKET FOR OUR COMMON STOCK DOES DEVELOP, OUR STOCK PRICE MAY BE VOLATILE.

There is currently no market for Terra Grande’s common stock and there is no assurance that a market will develop. If a market develops, it is anticipated that the market price of Terra Grande’s common stock will be subject to wide fluctuations in response to several factors including:

• The ability to complete the development of Terra Grande in order to provide those products and services to the public;

• The ability to generate revenues from sales;

• The ability to generate brand recognition of the Terra Grande products and services and acceptance by consumers;

• Increased competition from competitors who offer competing services; and

• The Company’s financial condition and results of operations.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. The rules, in part, require broker/dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

OUR COMMON STOCK IS A PENNY STOCK.  TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SEC’S PENNY STOCK REGULATIONS AND THE FINRA’S SALES PRACTICES REQUIREMENTS, WHICH MAY LIMIT A STOCKHOLDER’S ABILITY TO BUY AND SELL OUR STOCK.

The Company’s common shares may be deemed to be “penny stock” as that term is defined in Regulation Section “240.3a51 -1 of the Securities and Exchange Commission (the “SEC”). Compliance with these requirements may make it more difficult for investors in the Company’s common shares to resell their common shares to third parties or to otherwise dispose of them.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. The rules, in part, require broker/dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in Terra Grande Development Corporation’s shares, thereby reducing the level of trading activity in any secondary market that may develop for the shares. Consequently, investors in the Company’s securities may find it difficult to sell their securities, if at all.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

WHILE TERRA GRANDE EXPECTS TO APPLY FOR LISTING ON THE OTC BULLETIN BOARD (OTCBB), WE MAY NOT BE APPROVED, AND EVEN IF APPROVED, SHAREHOLDERS MAY NOT HAVE A MARKET TO SELL THEIR SHARES, EITHER IN THE NEAR TERM OR IN THE LONG TERM, OR BOTH.

We can provide no assurance to investors that our common stock will be traded on any exchange or electronic quotation service. While we expect to apply to the OTC Bulletin Board, we may not be approved to trade on the OTCBB, and we may not meet the requirements for listing on the OTCBB.  If we do not meet the requirements of the OTCBB, our stock may then be traded on the "Pink Sheets," and the market for resale of our shares would decrease dramatically, if not be eliminated.

EVEN IF ALL THE OFFERED SHARES ARE SOLD, OUR OFFICER AND DIRECTOR WILL OWN A CONTROLLING PERCENTAGE OF VOTING STOCK, WHICH WILL ALLOW HIM TO MAKE KEY DECISIONS AND EFFECT TRANSACTIONS WITHOUT FURTHER SHAREHOLDER APPROVAL.

If all the offered shares are sold, our director and executive officer will collectively own 79.16% of our outstanding voting stock. Accordingly he will be able to control the outcome of stockholder votes, including votes concerning the election of directors, the adoption or amendment of provisions in our Articles of Incorporation and our Bylaws, and the approval of mergers and other significant corporate transactions.  These factors may also have the effect of delaying or preventing a change in our management or our voting control.  Our Articles of Incorporation do not provide for cumulative voting.

INVESTORS WILL NOT RECEIVE ANY OF THEIR INVESTMENT BACK REGARDLESS OF HOW MANY SHARES WE SELL.

We have not established an escrow account and there is no minimum number of shares that are to be sold in this offering.  We will not return investors' funds, regardless of the number of shares that we sell.  Furthermore, we will have immediate access to funds raised in this offering.  Therefore, no one should invest in our business unless they are in a position to lose their entire investment.

INVESTORS IN THIS OFFERING WILL BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION.

The present owner of each of the Company’s issued and outstanding securities acquired such securities at a cost substantially less than that which the investors in this offering will pay.  Upon the sale of the shares offered hereby, the investors in this offering will experience an immediate and substantial “Dilution”.  Therefore, the investors in this offering will bear a substantial portion of the risk of loss.  Additionally, sales of securities of the Company in the future could result in further “Dilution”.

"Dilution" represents the difference between the offering price of the common stock of the Company and the net book value per share of common stock immediately after completion of the offering.  "Net Book Value" is the amount that results from subtracting total liabilities of the Company from total assets.  In this offering, the level of dilution is relatively substantial as a result of the low book value of the Company's issued and outstanding stock.  The net book value of the Company on November 30, 2008 was $100.00 or $0.00005882 per share.  Assuming all shares offered herein are sold, and given effect to the receipt of the maximum estimated proceeds of this offering from shareholders, the net book value of the Company will be $241,700.00 or $0.0253474per share.  Therefore, the purchasers of the Common Stock in this offering will suffer an immediate and substantial dilution of approximately $0.223632 per share while the present stockholders of the Company will receive an immediate and substantial increase of $0.02631 per share in the net tangible book value of the shares they hold.  This will result in an 89.45% dilution for purchasers of stock in this offering (assuming the maximum offering 1,000,000 shares is obtained. Please refer to "Dilution" on page 13.

PROCEEDS APPLIED TO GENERAL CORPORATE PURPOSES AT MANAGEMENT’S DISCRETION.

Although a portion of the net proceeds of this offering is for specific uses, the balance will be available for working capital and general corporate purposes.  Therefore, the application of the net proceeds of this offering is substantially within the discretion of the management.  Investors will be relying on Terra Grande’s management and business judgment based solely on limited information.  No assurance can be given that the application of the net proceeds of this offering will result in Terra Grande achieving its financial and strategic objectives.

These risk factors, individually or occurring together, would likely have a substantial negative effect on Terra Grande’s business and would likely cause it to fail.

THE FORWARD-LOOKING STATEMENTS ARE BASED UPON MANAGEMENT'S CURRENT VIEWS AND ASSUMPTIONS REGARDING FUTURE EVENTS AND OPERATING PERFORMANCE, AND ARE APPLICABLE ONLY AS OF THE DATES OF SUCH STATEMENTS.  WE DO NOT HAVE ANY INTENTION OR OBLIGATION TO UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS, CHANGES IN ASSUMPTIONS, OR OTHERWISE.

Forward-Looking Statements

This prospectus contains forward-looking statements about Terra Grande’s business, financial condition and prospects that reflect the Company’s management’s assumptions and beliefs based on information currently available. Terra Grande can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of the Company’s assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within the Company’s control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the proposed house concept that Terra Grande expects to market, the Company’s ability to establish a land base suitable for development, management’s ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which the Company functions.

There may be other risks and circumstances that management may be unable to predict. When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

USE OF PROCEEDS

We are offering a maximum of 1,000,000 shares of our common stock on a best efforts and self-underwritten basis.  No minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.25. There is no assurance that Terra Grande will raise the full $250,000 as anticipated.

The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the company. For further discussion see Managements Discussion and Plan of Operation on page 23:

	If 25% Of shares Sold	If 50% Of shares Sold	If 75% Of shares Sold	If 100% Of shares Sold

GROSS PROCEEDS FROM THIS OFFERING	$62,500	$125,000	$187,500	$250,000

Less: OFFERING EXPENSES
Legal, Accounting and Professional	$3,500	$3,500	$3,500	$3,500
Blue Sky Fees	$500	$500	$500	$500
Edgar Agent Fees	$800	$800	$800	$800
Transfer Agent Fees	$4,500	$4,500	$4,500	$4,500

SUB-TOTAL	$9,300	$9,300	$9,300	$9,300

NET PROCEEDS FROM OFFERING	$53,200	$115,700	$178,200	$240,700

Less: USE OF PROCEEDS
Accounting, Legal and Professional Fees	$1,000	$2,000	$3,000	$4,000
Office Equipment and Furniture	$1,000	$2,000	$2,000	$2,000
Office Supplies	$500	$1,000	$1,500	$1,500
Scouting Sub-Dividable Land	$1,000	$10,000	$14,000	$16,000

SUB-TOTAL	$3,500	$15,000	$20,500	$23,500

Less: COSTS ASSOCIATED WITH LAND AND HOUSING ACQUISITION
Consulting Expenses	$6,750	$8,000	$10,000	$10,000
Domestic Travel	$2,000	$4,000	$6,000	$7,000

SUB-TOTAL	$8,750	$12,000	$16,000	$17,000

Less: ADMINISTRATIVE EXPENSES
Office, Telephone and Internet	$500	$1,000	$1,500	$1,500
Working Capital	$40,450	$87,700	$140,200	$198,700

SUB-TOTAL	$40,950	$88,700	$141,700	$200,200

TOTALS	$62,500	$125,000	$187,500	$250,000

Notes:

1 The category of General Working Capital may include, but not be limited to, printing costs, postage, telephone services, overnight delivery services and other general operating expenses.

2 The above figures represent only estimated costs.

Scouting to Acquire Properties refer to the cost of purchasing or negotiating for properties suitable for sub-division in areas of New Mexico experiencing a housing shortage.

If we do not raise sufficient capital to pay for offering expenses, our President will advance sufficient funds on our behalf to pay the difference.

Travel Expenses are to be used for to trips to visit various property locations and the costs associated with scouting and acquisition of property.  Also, it may become necessary to travel to meet with potential independent contractors for the purpose of website development and other planning activities.

In the case that the offering does not reach the maximum and the total proceeds are less than those indicated in the table, Terra Grande will have the discretion to apply the available net proceeds to various indicated uses within the dollar limits established in the table above.

DETERMINATION OF OFFERING PRICE

There is no established market for the Registrant's stock. Terra Grande’s offering price for shares sold pursuant to this offering is set at $0.25. Our officer and director paid $7,520 in services for 7,520,000 of $0.001 par value shares of our common stock. This represents a cost per share of $0.001 per share. Walker, Bannister & Dunn and Ramsgate Group Inc. were each issued 440,000 shares of common stock in exchanged $4,400 in services to the Company. Jameson Capital, LLC received 100,000 shares of the Company’s common stock in exchange for $1,000 in services that are to be provided to the Company. The additional factors that were included in determining the sales price are the lack of liquidity (since there is no present market for Terra Grande stock) and the high level of risk, considering the lack of operating history for Terra Grande.

DILUTION

“Dilution” represents the difference between the offering price of the shares of Common Stock and the net book value per share of common stock immediately after completion of the offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of Terra Grande’s issued and outstanding stock. This is due in part to shares of Common Stock issued to the Company’s founder totaling 7,520,000 shares at $0.001 per share.  880,000 shares were issued to two (2) affiliated investors at $0.01 per share and 100,000 shares were issued to one (1) non-affiliated investors at $0.1 per share versus the current offering price of $0.25 per share. Please refer to the section titled “Transactions with Related Persons, Promoters and Certain Control Persons” on Page 25, for more information. The Company’s net book value on November 30, 2008 was $100.  Assuming that all of the 1,000,000 shares of common stock offered in this Prospectus are sold, and in effect the Company receives the maximum proceeds of this offering from shareholders, Terra Grande’s net book value will be approximately $0.00203765 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.2219 per share while the Company’s present stockholders will receive an increase of $0.026101per share in the net tangible book value of the shares that they hold. This will result in 88.74% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchasers of the common stock in this offering.  While this offering has no minimum, the table below includes an analysis of the dilution that will occur if 25%, 50%, 75% of the shares are sold, as well as the dilution if all shares are sold:

Dilution Table

	25% of	50% of	75% of	Maximum
	Offering	Offering	Offering	Offering

Offering Price Per Share	$0.25	$0.25	$0.25	$0.25

Book Value Per Share Before the Offering	$0.00203765	$0.00203765	$0.00203765	$0.00203765

Book Value Per Share After the Offering	$0.0091223	$0.0158133	$0.0221427	$0.0281389

Net Increase to Original Shareholders	$0.007085	$0.013776	$0.020105	$0.026101

Decrease in Investment to New Shareholders	$0.2409	$0.2342	$0.2279	$0.2219

Dilution to New Shareholders (%)	96.35%	93.67%	91.14%	88.74%

SELLING SHAREHOLDERS

The persons listed in the following table plan to offer the shares shown opposite their respective names by means of this prospectus. The owners of the shares to be sold by means of this prospectus are referred to as the “selling” shareholders”. The selling shareholders acquired their shares from us in private negotiated transactions. These shares may be sold by one or more of the following methods, without limitations.

•	A block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	Purchase by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;
•	Ordinary brokerage transactions and transactions in which the broker solicits purchasers
•	Face to face transactions between sellers and purchasers without a broker/dealer.

In competing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither, we nor the selling stockholders can presently estimate the amount of such compensation.

The selling shareholders and any broker/dealers who act in connection with the sale of the shares will be deemed to be “underwriters” within the meaning of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

If any selling shareholders enters into an agreement to sell his or her shares to a broker/dealer as principal and the broker/dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker/dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. We will also file the agreement between the selling shareholder and the broker/dealer as an exhibit to the post-effective amendment to the registration statement.

We have advised the selling shareholders that they and any securities broker/dealers or others who will be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have advised each selling shareholder that in the event of a “distribution” of the shares owned by the selling shareholder, such selling shareholder, any “affiliated purchasers”, and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 (“1934 Act”) until their participation in that distribution is complete. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class, as is the subject of the distribution. A “distribution” is defined in Rule 102 as an offering of securities “that is distinguished from ordinary trading transaction by the magnitude of the offering and the presence of special selling efforts and selling methods”. We have advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any “stabilizing bid” or “stabilizing purchase” for purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

No selling shareholder has, or had, any material relationship with our officers or directors. To our knowledge, no selling shareholder is affiliated with a broker/dealer.

LIST OF SELLING SHAREHOLDERS
	Owned Before the Offering		Offered Herein	After the Offering (2)
Name and Address	Number Of Shares	Percentage Of Class (1)	Number of Shares	Shares Owned	Percentage of Class (3)
John Edge*	7,520,000	88.47%	752,000	6,768,000	71.24%
28 Jacobs Court Sandia Park, New Mexico 87047

Walker, Bannister & Dunn, LLC	440,000	5.18%	44,000	396,000	4.17%
762 U.S. Highway 1 Suite 159 Vero Beach, Florida 32962

Ramsgate Group, Inc.	440,000	5.18%	44,000	396,000	4.17%
1500 Cliff Branch Drive Henderson, Nevada 89014

Jameson Capital, LLC	100,000	1.18%	100,000	0	0
4328 West Hiawatha Drive, Suite 101 Spokane, Washington 99208 TOTALS	8,500,000	100%	940,000	7,560,000	79.58%
*      Current Officer and Director of the Company

None of the selling stockholders is a broker/dealer or an affiliate of a broker/dealer.

Notes:
1.	Assumes the offering of all 1,940,000 offered in this Prospectus.
2.	Ronald A. Davis is the Managing Member of Walker, Bannister & Dunn, LLC
3.	Eileen Anderson is the President and Director and sole shareholder of Ramsgate Group, Inc.
4.	Timothy S. Orr if the Managing Member of Jameson Capital, LLC

PLAN OF DISTRIBUTION AND TERMS OF OFFERING

The offering consists of a maximum of 1,000,000 shares of common stock to be sold by Terra Grande Development Corporation at $0.25 per share. The selling shareholders offering consists of 940,000 shares of our common stock at the same price.

General

There has been no market for our securities.  Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be eligible for trading on the Over the Counter Bulletin Board (OTCBB). We do not yet have a market maker who has agreed to file such application.  There can be no guarantee that the Company will ever be successful in obtaining a market for its common stock in the future.  If no market can be developed for our common stock any investment made into the Company’s common stock would be lost in its entirety.

The Company is offering a minimum 1,000,000 common shares at 0.25 per share.  The selling shareholders are offering 940,000 common shares at $0.25 per share.  The selling shareholders have indicated that they do not plan to offer and sell their shares prior to the Company selling the minimum required 1,000,000 common shares set forth in the Company’s offering. However, there are no formal agreements or contracts by and between the Company and any selling shareholder to this effect.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Company’s Offering 1,000,000 Common Shares

Terra Grande is offering up 1,000,000 shares of common stock in a direct public offering, without any involvement of underwriters or broker-dealers to be sold within 360 days from the effective date of this registration statement. The offering price is $0.25 per share. Funds from this offering will be placed in a separate bank account at Washington Mutual Bank (to Delos Stock Transfer Company-Escrow Account fbo Terra Grande Development) The funds will be maintained in the separate bank until the subscription agreements and funds are verified. Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 360 days after the effective date of this registration statement. Collected funds are deemed funds that have been paid by the drawee bank. Our officers and directors will make the determination regarding whether the offering conditions are satisfied. There are no finders involved in our distribution.

We will sell the shares in this offering through our officer and director. He will not receive any commission from the sale of any shares. He will not register as a broker/dealers under Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation; and,

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and,

3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

4.       The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (C) do not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1.

 Our officer and director are not statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. He is and will continue to be our officer and director at the end of the offering and has not been during the last 12 months and are currently not a broker/dealer or associated with a broker/dealer. He has not during the last 12 months and will not in the next 12 months offer or sell securities for another corporation.  The Company’s officer and director may not purchase any securities in this offering.

This offering will be conducted on a best-efforts basis utilizing the efforts of the officer and director of the Company.  Potential investors include, but are not limited to, family, friends and acquaintances.  The intended methods of communication include, without limitation, telephone, personal contact and small meetings of friends, family and business associates.  In his endeavor to sell this offering, they do not intend to use any mass advertising methods such as the internet or print media.

Offering Period and Expiration Date

This offering will start on the date of the effectiveness of this prospectus and continue for a period of up to 360 days unless terminated prior by majority of the Board of Directors.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

•	execute and deliver a subscription agreement; and
•	deliver a check or certified funds to us for acceptance or rejection.

The subscription agreement requires you to disclose your name, address, telephone number, number of shares you are purchasing, and the price you are paying for your shares.

All checks for subscriptions must be made payable to Delos Stock Transfer Company Escrow Account-fob Terra Grande and sent to Terra Grande Development Corporation C/O Delos Stock Transfer Company, 762 South U.S. Highway 1, Suite 159, Vero Beach, Florida 32962.

Separate Account for Subscriptions

Subscriptions will be placed in a separate escrow account at Washington Mutual Bank  N.A. until we have determined that all funds have deposited in the bank account are considered to be good funds. Upon receipt of the subscription agreements and checks and they are determined to be good funds, Delos Stock will then release the funds to the company by way of depositing them directly into the corporate operating account. The Company will withdraw and use the funds.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions and within five days after rejection.

Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

The prospectus will not be provided or made available by the Company its officers and/or directors to any potential purchaser(s) prior to effectiveness of this registration statement.

Selling Security Holders-Offering 940,000 Common Shares

940,000 shares are being offered by current shareholders. The shares are being offered at $0.25 per share.  The owners of the shares to be sold by means of this prospectus are referred to as the “selling” shareholders”.

None of the selling security holders is a registered broker-dealer or an affiliate of a registered broker-dealer.  Each of the selling security holders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities.  The shares were offered and sold to the selling security holders pursuant to the exemption from the registration under the Securities Act.  These shares may be sold by one or more of the following methods, without limitations.

 A block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
 Purchase by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;
 Ordinary brokerage transactions and transactions in which the broker solicits purchasers
 Face to face transactions between sellers and purchasers without a broker/dealer.
In competing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither, we nor the selling stockholders can presently estimate the amount of such compensation.

The selling shareholders and any broker/dealers who act in connection with the sale of the shares will be deemed to be “underwriters” within the meaning of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

If any selling shareholders enters into an agreement to sell his or her shares to a broker/dealer as principal and the broker/dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker/dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. We will also file the agreement between the selling shareholder and the broker/dealer as an exhibit to the post-effective amendment to the registration statement.

We have advised the selling shareholders that they and any securities broker/dealers or others who will be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have advised each selling shareholder that in the event of a “distribution” of the shares owned by the selling shareholder, such selling shareholder, any “affiliated purchasers”, and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 (“1934 Act”) until their participation in that distribution is complete. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class, as is the subject of the distribution. A “distribution” is defined in Rule 102 as an offering of securities “that is distinguished from ordinary trading transaction by the magnitude of the offering and the presence of special selling efforts and selling methods”. We have advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any “stabilizing bid” or “stabilizing purchase” for purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

To our knowledge, no selling shareholder is affiliated with a broker/dealer.

The shares of common stock owned by the selling shareholders may be offered and sold by means of this prospectus from time to time as market conditions permit. If and when our common stock becomes quoted on the OTC Bulletin Board or listed on the securities exchange, the shares owned by the selling shareholders may be sold in public market or in private transactions for cash at prices to be determined at that time. We will not receive any proceeds from the sale of the shares by the selling shareholders.

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make those statements not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

Section 15(g) of the Exchange Act

Our shares are "penny stocks" covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination, notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

The NASD has adopted rules that require that in recommending an investment to a customer, a broker/dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. Since our shares are covered by Section 15(g) of the Exchange Act, which imposes additional sales practice requirements on broker/dealers, many broker/dealers may not want to make a market in our shares or conduct any transactions in our shares. As such, your ability to dispose of your shares may be adversely affected.

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as “Blue Sky laws” with regard to secondary sales.  All states offer a variety of exemption from registration for secondary sales.  Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s.  The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption there from.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

We are authorized to issue 75,000,000 shares of Common Stock, par value $.001 per share. As of June 30, we had 8,500,000 shares of Common Stock outstanding.

The holders of the shares of Common Stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors and are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon the liquidation, dissolution or winding up of the affairs of the Company. Holders of shares of Common Stock do not have preemptive, subscription or conversion rights.

Holders of shares of Common Stock are entitled to one vote per share on all matters which shareholders are entitled to vote upon at all meetings of shareholders. The holders of shares of Common Stock do not have cumulative voting rights, which mean that the holders of more than 50% of our outstanding voting securities can elect all of the directors of the Company.

Our common stock does not have preemptive rights, meaning that our common shareholders' ownership interest would be diluted if additional shares of common stock are subsequently issued and the existing shareholders are not granted the right, in the discretion of the Board of Directors, to maintain their percentage ownership interest in Terra Grande. This lack of protection from dilution to minority shareholders could allow our Board of Directors to issue additional shares of our common stock to persons friendly with our existing management, thus preventing any change in control of Terra Grande.

No Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock offered, present stockholders will own approximately 89.47% of our outstanding shares.

Dividend Policy

The payment by us of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors. We have not paid any dividends since our inception and we do not intend to pay any cash dividends in the foreseeable future, but intends to retain all earnings, if any, for use in our business.

Preferred Stock

Terra Grande has no preferred stock authorized.

Market for Securities

There is currently no public trading market for our common stock.

As of November 30, 2008, we had 8,500,000 shares of common stock issued and outstanding and approximately four (4) stockholders of record of our common stock.  This prospectus relates to the sale of 1,000,000 shares of our common stock and 940,000 shares being offered by the selling shareholders.

Equity Compensation Plan Information

The Company has no plans for establishing an equity compensation plan, but reserves the right to do so at some time in the future.

Holders

As of the date of this prospectus, Terra Grande Development Corporation has 8,500,000 shares of $0.001 par value common stock issued and outstanding held by four (4) shareholders of record.

Reports

After this offering, Terra Grande will furnish its shareholders with annual financial reports certified by Terra Grande's independent accountants, and in Terra Grande's discretion, furnish unaudited quarterly financial reports.

After this offering, Terra Grande will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status.

Transfer Agent

We will use Delos Stock Transfer, 762South U.S. Highway 1, Suite 159, Vero Beach, Florida 32962 as our transfer agent.

DESCRIPTION OF BUSINESS

General

We were incorporated on May 16, 2008, under the laws of the State of Nevada. We are a development stage, construction and management enterprise having our principal office located at 28 Jacobs Court, Sandia Park, New Mexico 87047. Telephone (505) 228-7416, facsimile number (772) 226-5557 and website www.terragrandedevelopment.com

We are in the business of coordinating, managing and building residential modular home developments throughout the state of New Mexico.  We have just begun our business operations.  To date, our business activities have been limited to organizational matters, researching areas to be developed, development of our website and the preparation and filing of the registration statement of which this prospectus is a part.

We currently have two employees, including our President.  We may utilize sub contractors from time to time to assist in certain areas of construction building that our Company may not be able, or licensed, to do.  These contractors are generally paid on a per-job, hourly or job-related basis, depending on the services being performed.

We have no plans, arrangements, commitments, or understandings to engage in a merger or acquisition with another company.

Terra Grande Development Corporation

We are committed to finding and developing land, building and placing manufactured homes upon the sites and managing throughout the construction process.  We anticipate implementing our business plan when this prospectus is deemed effective and a minimum amount of shares are sold.

We do not have sufficient capital to independently finance our business. We intend to rely on outside sources of financing for all construction developments.

Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to purchase and develop land, build the infrastructure and place it on the site.  In order to succeed, we must be able to sell shares of our stock to raise the funds that are needed to run a construction company.  We intend to rely on our President's access to and relationships with, sub contractors, material suppliers and other construction companies to further the Company’s business plan.

We plan to employ a flexible strategy in developing land and producing manufactured home developments.  We will use our own capital and financial resources to develop a project to the point where it is ready commence actual development of a specific site.  For each development, we will assemble a business plan for presentation to prospective investors and financiers, consisting of the site development plans, renderings, a budget, construction schedule, timeline and signed commitments from primary subcontractors.

The financing may come from banks, state and local governments in New Mexico, other financial institutions, lenders with profit participation, advances of credit from distribution companies, accredited investors or a combination of outside sources. We may also, use the shares of the Company to raise additional monies for the purpose of financing development of home sites.

By developing a project to this advanced stage, we believe that we will be able to maximize our leverage in negotiating financing arrangements.  Nevertheless, there may be situations when we may benefit from financial assistance at an earlier stage.  These occasions may be necessary as a result of lengthy processes involved in housing development projects, the desirability of commissioning highly paid engineers and surveyors, the acquisition of expensive land, or a significant financial commitment to building departments of the various jurisdictions in which the Company plans to develop.

Residential Construction Industry

The residential construction business is a very competitive industry.  We not only plan to setup manufactured houses, but develop the land that we will place them on.  This process is extremely expensive and we plan to use our current available capital, as well as, the capital we receive from this offering to begin work on our business plan.  These monies will not be enough, though, to build a profitable company.  We will need to raise additional monies by selling shares of our stock or borrowing to carry on our business.

There are many steps that must be taken to provide a home ready for occupancy.  Many different groups of people are involved.  We expect to work with other construction companies that specialize in services that we either cannot or do not desire to engage in, or do not have the ability to produce or install.  To find these companies, we are relying on the research and knowledge that our President, John Edge, has about the manufactured housing industry and construction industry.

Utilizing high quality manufactured homes is essential to our success.  We plan to purchase land, develop it, complete the infrastructure, place the home on the lot and manage throughout the process.  We realize the high need for housing in New Mexico, and plan to fill that need by producing high quality single-family homes in various areas throughout the state.

We intend to make our homes affordable for our prospective customers.  The housing industry is always fluctuating.  Currently, the credit market is stringent on the amount of loan monies they are giving to individuals.  We realize that without a loan, the customer would be unable to buy our finished homes.  Therefore, the success of our business depends on the ability of our customer to afford our manufactured home.

The Company maintains a conservative land acquisition policy designed to optimize profitability and return on capital while minimizing the risks associated with investments in land.  Terra Grande will generally limit the number of lots acquired to less than 150 in any one project.  By not having  a significant investment in any one project, management believes it is better able to adjust to changing buyer needs and reduce the risks associated with changing market conditions. The Company will also purchases lots from individuals and other developers after entitlements are received.

New Mexico Economy and Housing Industry

The entire Southeastern portion of New Mexico is quickly growing.  Due to the richness of New Mexico’s fossil fuels and renewable energy resources, different companies are building facilities in New Mexico to capitalize on this.  Louisiana Energy Corporation is building a uranium enrichment facility and the employees that they hire, currently, have no housing available.  Haliburton has increased its production of oil, and the workers that they are hiring need additional housing.  The Department of Energy is expanding their Waste Isolation Pilot Program in the New Mexico area and is in need housing for their affiliated employees.  As the population grows, local facilities are also growing and wanting to expand, yet they are unable to, due to the lack of housing available for future employees.  According to the June 2008 edition of the Automated Builder Magazine, “Manufactured, modular and panelized home companies have grown to where they now produce 63% of all single-family homes and low-rise apartments.”  We plan to capitalize on the growing housing market in New Mexico.

Financing Strategy

We will not be able to develop land our produce manufactured home on our own with the proceeds of this offering without additional outside financing.  Whenever possible we will attempt to make arrangements with providers of services to defer payment until a later stage in the construction process.

The Company will also be working with federal, state and local agencies to help build affordable housing for certain populations in New Mexico.  The Region IV Housing Authority in Roswell may give us acreage at a discounted price to help lower income families acquire homes.

Competition

The construction industry is intensely competitive and fragmented.  Competition comes from companies within the same business and companies in other types of housing industries.  Different types of housing includes, homes built on site, apartment complexes, townhouses, duplexes, and condominiums.  Our Company will also compete with other home building companies in finding desirable land, financing, raw materials and skilled labor.

The manufactured housing industry is growing due to their low-cost housing options.  These houses have numerous competitive advantages, such as the ability to place in different areas, the ability to own your own home as opposed to renting, and the ability to have your own property.  Some of the Company’s competitors, such as Palm Harbor, Clayton Homes, Inc. and Penn Lyon Homes Corporation, have longer operating histories and greater financial, marketing and sales than the Company.

In order to be competitive, we intend to utilize manufactured homes for low cost but, high quality.  Our homes have to entice the customer not only financially, but aesthetically as well.  We will appeal to a wide range of public taste both in the United States and in the state of New Mexico.  We plan to be very selective when choosing land to purchase and develop.  We plan to purchase our manufactured homes efficiently as dealers and not as retail customers. We plan to only employ talented and established professionals with experience in our industry segment.

Labor Laws

We are aware that the cost of acquiring and developing land, manufacturing and locating manufactured homes on site has increased dramatically in recent years. This is due, among other things, to the increasing demands of talent as well as industry-wide collective bargaining agreements. Much of the construction industry is unionized. We have found that actions by these unions can result in increased costs of production and can occasionally disrupt operations.  If such actions impede our ability to operate or produce a motion picture, it may substantially harm our ability to earn revenue.

We will use non-unionized workers whenever possible to reduce our costs of construction.  Notwithstanding, many individuals associated with our projects, including truck drivers, carpenters and heavy equipment operators, may be members of unions, that bargain collectively with construction companies on an industry-wide basis from time to time. Our operations will be dependent upon our compliance with the provisions of collective bargaining agreements governing relationships with these unions.  Strikes or other work stoppages by members of these unions could delay or disrupt our activities.  The extent to which the existence of collective bargaining agreements may affect us in the future is not currently determinable.

Description of Property

We are presently using office space in Sandia, New Mexico provided at no cost by our President.  Mr. Edge believes that the current office space is sufficient enough for the company for the foreseeable future.

Number of Total Employees

Terra Grande Development Corporation is currently in the development stage.  During the development stage, we plan to rely exclusively on the services of John Edge and Greer Masters, our officers and director, to set up our business operations.  Mr. Edge and Ms. Masters currently work for us on a part-time basis and their time and efforts are being provided to Terra Grande without compensation. The officers and directors expect to devote approximately 10 hours each per week to our business.  Both are prepared to dedicate additional time to our operations, as needed.  There are no other full- or part-time employees.  We believe that our operations are currently on a small scale that is manageable by these individual. There are no other full- or part-time employees.

 The construction professionals we plan to utilize will be considered independent sub contractors.  We do not intend to enter into any employment agreements with any of these professionals.  Thus, these persons are not intended to be employees of our company.

Employment Agreements

There are currently no employment agreements and none are anticipated to be entered into within the next six months.

Board Committees

Terra Grande has not yet implemented any board committees as of the date of this prospectus.

Directors

The maximum number of directors Terra Grande is authorized to have is seven (7). However, in no event may Terra Grande have less than one director. Although the Company anticipates appointing additional directors, it has not identified any such person.

Facilities

Terra Grande uses an administrative office located at 28 Jacobs Court, Sandia Park, New Mexico 87047. Office space is currently being provided free of charge at this location by President. Currently, there are no proposed programs for the renovation, improvement or development of the facilities currently use.

The Company’s management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income. The Company does not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND FINANCIAL DISCLOSURE OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage company and have not started operations or generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next months 12. Our auditor's opinion is based on our suffering initial losses, having no operations, and having a working capital deficiency. The opinion results from the fact that we have not generated any revenues and no revenues are anticipated until we acquire the required licenses and complete our initial development. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations. The money we raise in this offering will last six months.

We have two officers, John Edge is President and Director and Greer Masters is corporate secretary; the are responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, they will be responsible for the administration of the controls. Should they not have sufficient experience, they may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission which ultimately could cause you to lose your investment.

We must raise cash to implement our business plan. The amount of funds raised from the offering that we feel will allow us to implement our business strategy is the maximum amount of $250,000. We feel if we cannot raise the maximum amount of the offering ($250,000), the Company will not be able to accelerate the implementation of its business strategy and will be seriously curtailed.

Terra Grande Development Corporation was incorporated in the State of Nevada on May 16, 2008.  Terra Grande is a startup and has not yet realized any revenues.  Our efforts have focused primarily on the development and implementation of our business plan.  No development related expenses have been or will be paid to affiliates of Terra Grande.

In our initial operating period from inception to November 30, 2008, we generated no revenues and incurred $17,220 in operating expenses.  Since our incorporation, we have raised capital through private sales of our common equity.  In May 2008, we issued 7,520,000 shares of our common stock to John Edge, the President, in exchange for services performed and cash given, valued at $7,520.  Also in May, the Company issued 100,000 shares of common stock to Jameson Capital, LLC in exchange for $1,000 in services rendered, 440,000 shares of common stock to Ramsgate Group, Inc. in exchange for $4,400 in services rendered and 440,000 shares of common stock to Walker, Bannister & Dunn, LLC in exchange for $4,400 in services rendered.

Generating revenues in the next six to twelve months is important to support our planned ongoing operations. However, we cannot guarantee that we will generate such growth.  If we do not generate sufficient cash flow to support our operations over the next 12 to 18 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms.  Without realization of additional capital, it would be unlikely for us to continue as a going concern.

Our management does not anticipate the need to hire additional full or part- time employees over the next six months, as the services provided by our officers and directors appears sufficient at this time.  We believe that our operations are currently on a small scale that is manageable by a few individuals.  Our management's responsibilities are mainly administrative at this early stage.  While we believe that the addition of employees is not required over the next six months, the professionals we plan to utilize will be considered independent sub contractors. We do not intend to enter into any employment agreements with any of these professionals.  Thus, these persons are not intended to be employees of our company.

Our management does not expect to incur research and development costs.

We do not have any off-balance sheet arrangements.

We currently do not own any significant plants or equipment that we would seek to sell in the near future.

We have not paid for expenses on behalf of our director.  Additionally, we believe that this fact shall not materially change.

Plan of Operation

Upon completing this offering, we intend to find and develop land, provide infrastructure, and manage the process, within the state of New Mexico.  To begin these developments we will need to acquire the correct licenses to begin producing our homes.  Mr. Edge currently has all licenses that would be required to successful engage in all activities envisioned in our business plan.

Terra Grande Development Corporation designates the following as its priorities for the next six (6) to twelve (12) months:

1.	finding suitable land that can be developed and then divided into plots

2.	Commissioning surveyors and engineers; and

3.	commencing a campaign aimed at attracting potential sub-contractors and construction professionals.

Two key objectives have been identified as critical success factors after successfully attaining the minimum offering proceeds in order for Terra Grande to implement its planned business operations:

1.	Option and purchase of suitable land for site development:

2.	Marketing our developments and acquiring sources of financing for our buyers

In the initial six months following this offering, Terra Grande's promotional strategy will focus on creating web visibility.  We have identified the following services that we believe will support this objective:

•	Utilize search engine placement and keyword submission optimization services to increase the visibility of the website to our target market and

•	Utilize "Guaranteed Traffic Banner Advertising" to generate a specific number of visits to our website by individuals in our target market.

To maximize the potential of our website, Terra Grande intends to utilize Internet search engine placement and submission strategies, guaranteed traffic driving services and a direct e-mail campaign designed to drive people directly to the website to learn more about the product and/or to make a purchase.

Terra Grande’s ability to commence operations is entirely dependent upon the proceeds to be raised in this offering. If Terra Grande does not raise at least 25% of the offering amount, it will be unable to establish a base of operations, without which it will be unable to begin to generate any revenues. The realization of revenues in the next  months (12) is important in the execution of the plan of operations. However, the Company cannot guarantee that it will generate such growth. If Terra Grande does not produce sufficient cash flow to support Terra Grande’s operations over the next twelve (12) months, Terra Grande may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. There are no formal or informal agreements to attain such financing. Terra Grande can not assure any investor that, if needed, sufficient financing can be obtained or, if obtained, that it will be on reasonable terms. Without realization of additional capital, it would be unlikely for operations to continue.

CHANGE IN DISAGREEMENTS WITH ACCOUNTSANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Terra Grande has no disagreements with its accountants regarding accounting or financial disclosure matters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to Terra Grande to own more than 5% of the outstanding common stock as of June 30, 2008, and by the Officers and Directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class*
Common Stock	John Edge	7,520,000 Shares	88.47%
	28 Jacobs Court
	Sandia Park, New Mexico 87047 Mexico87047 97047

Common Stock	Walker, Bannister & Dunn, LLC	440,000 Shares	5.18%
	2120 58th Avenue Suite 107
	Vero Beach, Florida 32966

Common Stock	Ramsgate Group, Inc.	440,000 Shares	5.18%
	1500 Cliff Branch Dr.
	Henderson, Nevada 89014

TOTALS		8,400,000 Shares	98.82%

*The percent of class is based on 8,500,000 shares of common stock issued and outstanding as of November 30, 2008.

DIRECTOR, EXECUTIVE OFFICER, PROMOTERS AND CONTROL PERSONS

Directors are elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified.  Each of the officers is appointed by the Board of Directors to a term of one year and serves until her or her successor is duly elected and qualified, or until he or she is removed from office.  The Board of Directors has no nominating, auditing or compensation committees.

Background of Directors, Executive Officers, Promoters and Control Persons

John Edge, Age 61: Mr. Edge has over thirty years of experience in the building industry.  Since 1969, he has been involved in a business that builts single-family homes, modular housing and garden apartments.  He has been involved with developing strategic corporate multi-year planning, budgeting, contracting, procurement, acquisition of materials, financing and supervising sub contractors, for prior businesses.  He has been in charge of over 100 employees and led the training of sales staff.

Greer Masters, Age 56: Ms. Masters has had five years prior experience as an office manager for a construction company.  She was involved with all financial functions for the company, as well as, day-to-day scheduling, projections, customer sales and customer service.  For over twenty years, she has been in operations management.  She has experience with leading, training and coordinating staff of up to 300 individuals.  She also has experience with purchasing, advertising, accounts payable, payrolls and working with vendors.

Executive Compensation

The following table sets forth certain information regarding executive officers and directors of Terra Grande as of the date of this prospectus:

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Award(s)	Securities Underlying Options/ SARs	LTIP Payouts	All Other Compensation

John Edge Director, President	2008	0	0	0	0	0	0	0

Greer Masters Secretary, Treasurer	2008	0	0	0	0	0	0	0

Notes:

1.
Our President will hold office until the next annual meeting of the stockholders, which shall be held in March of 2008, and until successors have been elected and qualified.  Our President was appointed by our officers and directors and will hold office until he resigns or is removed from office.

2.
The Directors have obligations to entities other than Terra Grande.  We expect them to spend approximately 10 hours each per week on our business affairs.  At the date of this prospectus, Terra Grande is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

3.
There has been no cash payment paid to the officers for services rendered in all capacities to us for the period ended November 30, 2008. There has been no compensation awarded to, earned by, or paid to the officers by any person for services rendered in all capacities to us for the fiscal period ending November 30, 2008.  No compensation is anticipated within the next six months to any officer or director of the Company.

Directors' Compensation

Directors are not entitled to receive compensation for services rendered to Terra Grande Development Corporation, or for each meeting attended, except for reimbursement of out-of-pocket expenses.  There are no formal or informal arrangements or agreements to compensate directors for services provided as directors.

Stock Option Grants

Terra Grande did not grant any stock options to the officers during the most recent fiscal period ending November 30, 2008. Terra Grande has also not granted any stock options to the Executive Officers since incorporation on May 16, 2008.

Employment Agreements

There are no employment agreements

Code of Ethics

The Company’s Board of Directors has approved a Code of Ethics for management relating to financial disclosures and filings related to future reporting requirements. A copy of the Code of Ethics will be made available to you by contacting the Company at 28 Jacobs Court, Sandia Park, New Mexico 87047.

Corporate Governance

The Board of Directors has approved an Internal Control Manual so that management has an organizational guide for the purpose of establishing policy toward Company wide treatment of check writing and receiving, as well as the items relating to disclosure to shareholders and regulators.

Indemnification

Under our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

As of the date of this prospectus, there is no public market in Terra Grande Development Corporation’s common stock.  This prospectus is a step toward creating a public market for Terra Grande stock, which may enhance the liquidity of Terra Grande shares. However, there can be no assurance that a meaningful trading market will develop. Terra Grande Development Corporation and its management make no representation about the present or future value of Terra Grande common stock.

As of the date of this prospectus;

1. There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of Terra Grande Development Corporation;

2. There are currently 8,500,000 shares of Terra Grande’s common stock held by four (4) shareholders, including of its President, John Edge, that are not eligible to be sold pursuant to Rule 144 under the Securities Act;

3. Other than the stock registered under this Registration Statement of which this Prospectus is a part, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

All of the presently outstanding shares of common stock (8,500,000) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.

At the present time, the Company is not classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founders of the Company may be resold in reliance on Rule 144 until

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement.

In addition, after the effective date of this prospectus, we will be required to file annual, quarterly, and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at http\\www.sec.gov.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Timothy S. Orr, Esquire, of Spokane, Washington, an independent legal counsel, has provided an opinion on the validity of Terra Grande Development Corporation’s issuance of common stock and is presented as an exhibit to this filing.

The financial statements included in this Prospectus and in the Registration Statement have been audited by The Blackwing Group, LLC, 18921G E Valley View Parkway, Suite 325, Independence, Mo 64055, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding Terra Grande’s ability to continue as a going concern) appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

There are no promoters being used in relation with this offering, except that under the definition of promoter in Rule 405 of Regulation C of the Securities Act of 1933, John Edge, President and Chief Executive Officer of Terra Grande Development Corporation is considered a promoter with respect to this offering. No persons who may, in the future, be considered a promoter will receive or expect to receive assets, services or other consideration from us. No assets will be or are expected to be acquired from any promoter on behalf of Terra Grande. We have not entered into any agreements that require disclosure to our shareholders.

None of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	The Officers and Directors;

•	Any person proposed as a nominee for election as a director;

•	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;

•	Any relative or spouse of any of the foregoing persons who have the same house as such person.

On May 16, 2008, Terra Grande issued 7,520,000 shares of Common stock to John Edge for $7,520 in cash and future services.  Value was determined as an arms length transaction between non-related parties.

Terra Grande issued 100,000 shares of Common stock to Jameson Capital, LLC for $1,000 in exchange for future services on May 16, 2008. Value was determined as an arms length transaction between non-related parties.

Terra Grande Development Corporation issued 440,000 shares of Common stock to Walker, Bannister & Dunn, LLC for $4,400 in exchange for future services on May 16, 2008. Value was determined as an arms length transaction between non-related parties.

The Company, on May 16, 2008, issued 440,000 shares of Common stock to Ramsgate Group, Inc. for $4,400 in future services to be rendered. Value was determined as an arms length transaction between non-related parties.

LEGAL PROCEEDINGS

Terra Grande is not currently a party to any legal proceedings. Terra Grande’s agent for service of process in Nevada is:   Genesis Corporate Development, LLC. The telephone number is: (925) 270-7625.

Terra Grande’s officers and directors have never been convicted in any criminal proceeding nor have they been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

The Company’s officers and directors have not been convicted of violating any federal or state securities or commodities law.

There are no known pending legal or administrative proceedings against Terra Grande.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Our By-laws provide for the elimination of the personal liability of our officers, directors, corporate employees and agents to the fullest extent permitted by the provisions of Nevada law. Under such provisions, the director, officer, corporate employee or agent who in her capacity as such is made or threatened to be made, party to any suit or proceeding, shall be indemnified if it is determined that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and persons controlling our Company pursuant to the  foregoing provision, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

EXPERTS

Our financial statements for the period from inception to June 30, 2008, included in this prospectus, have been audited by The Blackwing Group, LLC, 18921G E Valley View Parkway, #325, Independence, Missouri 64055 and their telephone number is (816) 813-0098, as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Timothy S. Orr, Esq., has acted as our legal counsel in providing an opinion for this filing.

FINANCIAL STATEMENTS FROM AUDITORS

THE BLACKWING GROUP, LLC

18921G E VALLEY VIEW PARKWAY #325

INDEPENDENCE, MO 64055

816-813-0098

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BLACKWING GROUP, LLC
18921G E VALLEY VIEW PARKWAY #325
INDEPENDENCE, MO 64055
816-813-0098

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Terra Grande Development Corporation
(A Development Stage Company)
28 Jacobs Court
Sandia Park, NM 97047

We have audited the accompanying balance sheet of Terra Grande Development Corporation (A
Development Stage Company) as of Novemberr 30, 2008, and the related statements of income and changes in member’s equity, and cash flows for the period then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted my audit in accordance with the standards of the Public Company Accounting
Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Terra Grande Development Corporation (A Development Stage Company) as of October 31, 2008, and the results of its operations and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the financial statements, the Company faces competition from existing companies with considerably more financial resources and business connections. In the event that Company fails to meet the anticipated levels of performance there is significant doubt that the Company will be able to meet the debt obligations related to the non public offering. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Blackwing Group, LLC
Issuing Office: Independence, MO
December 11, 2008

TERRA GRANDE DEVELOPMENT CORPORATION
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
OCTOBER 31, 2008

ASSETS

Current Assets
Cash and Cash Equivalents	100
Prepaid Expenses	-
Total Current Assets	100

Total Assets	100

LIABILITIES AND STOCKHOLDERS' EQUITY

Stockholders' Equity (Note B)
Common stock, par value $.001;
75,000,000 shares authorized;
8,500,000 shares issued and outstanding	8,500
Additional Paid in Capital	8,820
Retained Earnings (Accumulated Deficit)	(17,220)
Total Stockholders' Equity	100

Total Liabilities and Stockholders' Equity	100

TERRA GRANDE DEVELOPMENT CORPORATION
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD ENDED OCTOBER 31, 2008

Income
Revenues	-

Total Cost of Sales	-

Gross Margin	-

General and Administrative Expenses
General and Administrative	17,220
Licenses and Permits	-
Legal Fees	-
Accounting Fees	-
Total Expenses	17,220

Net Income (Loss)	$(17,220)

Per Share Information:

Net Income (Loss) per share - 8,500,000 shares issued	$(0.002)

Basic weighted average number
common stock shares outstanding	8,500,000

Diluted weighted average number
common stock shares outstanding	8,500,000

TERRA GRANDE DEVELOPMENT CORPORATION
STATEMENT OF CASH FLOWS
FOR THE PERIOD ENDED OCTOBER 31, 2008

CASH FLOWS FROM OPERATING ACTIVITIES

Net income (Loss)	$(17,220)

Adjustments to reconcile net income to net cash provided
by operating activities
Depreciation	-
Amortization	-
(Increase) decrease in:
Prepaid Expenses	-
Increase (decrease) in:
Accounts Payable	-
Accrued Payroll Taxes	-
Net Cash Provided (Used) By Operating Activities	(17,220)

CASH FLOWS FROM INVESTING ACTIVITIES

Fixed Asset Additions	-
Net Cash (Used) By Investing Activities	-

CASH FLOWS FROM FINANCING ACTIVITIES

Common Stock Issuances	17,320
Net Cash (Used) By Financing Activities	17,320

NET INCREASE (DECREASE) IN CASH	100

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$100

TERRA GRANDE DEVELOPMENT CORPORATION
STATEMENT OF STOCKHOLDERS' EQUITY
ACCUMULATED FOR THE PERIOD FROM DATE OF INCEPTION
ON MAY 16, 2008
(Expressed in US Dollars)

Capital Stock Issued	Number of	Par	Additional Paid	Deficit	Total Stockholders'
	Common Shares	Value	In Capital	Accumulated	Equity (Deficit)

- May 16, 2008	49,077	0.001	51	-	100
Stock issued for Cash

- May 16, 2008	8,450,923	0.001	8,769	-	17,220
Stock Issued for Services

Net Loss for the period from May 16, 2008				(17,220)	(17,220)
to October 31, 2008

Balance as of October 31, 2008	8,500,000		8,820	(17,220)	100

TERRA GRANDE DEVELOPMENT CORPORATION
 (A Development Stage Company)
Notes to Audited Financial Statements
For the Period of May 16, 2008 (Inception) to November 30, 2008

A summary of significant accounting policies of Terra Grande Development Corporation (A Development Stage Company) (the Company) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development state in accordance with SFAS 7, “Accounting and Reporting by Development State Enterprises.”

NOTE 1 – Nature of Business

Terra Grande Development Corporation (the Company) was incorporated in the State of Nevada on May 16, 2008. Terra Grande Development Corporation is a development stage company with the principal business objective of the purchase and development of commercial and residential real estate in the New Mexico area for investment and rental purposes. The Company has been in the developmental stage since inception and has no operating history other than organizational matters.

NOTE 2- Summary of Significant Accounting Policies

Development Stage Company

The Company has not realized revenues from its planned principal business purpose and is considered to be in its development state in accordance with SFAS 7, “Accounting and Reporting by Development State Enterprises.” The Company has devoted substantially all of its efforts to business planning and development.

Cash

For financial statement presentation purposes, the Company considers short-term, highly liquid investments with original maturities of three months or less to be cash and cash equivalents.  The Company maintains cash and cash equivalent balances at a financial institution that is insured by the Federal Deposit Insurance Corporation up to $100,000.  At November 30, 2008, the Company had $100 in cash.

Revenue Recognition

The Company's financial statements are prepared under the accrual method of accounting. Revenues will be recognized in the period the services are performed and costs are recorded in the period incurred rather than paid.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

TERRA GRANDE DEVELOPMENT CORPORATION
 (A Development Stage Company)
Notes to Audited Financial Statements
For the Period of May 16, 2008 (Inception) to November 30, 2008

NOTE 2- Summary of Significant Accounting Policies (continued)

Income Taxes

The provision for income taxes includes the tax effects of transactions reported in the financial statements. Deferred taxes would be recognized for differences between the basis for assets and liabilities for financial statement and income tax purposes. The major difference relates to the net operating loss carry forwards generated by sustaining deficits during the development stage.

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated
Useful Lives
Furniture and Fixtures	5-10 years
Computer Equipment	3 - 5 years
Vehicles	5-10 years
For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For audit purposes, depreciation is computed under the straight-line method.   At October 31, 2008, the Company had no property and equipment.

Advertising Costs

Advertising and promotion costs are expensed as incurred.  The Company has incurred no such expenses since inception.

Recent Accounting Pronouncements

In May 2008, FASB issued Financial Accounting Standards No. 163, “Accounting for Financial Guarantee Insurance Contracts - an interpretation of FASB Statement No. 60.” Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under FASB Statement No. 60, Accounting and Reporting by Insurance Enterprises. That diversity results in inconsistencies in the recognition and measurement of claim liabilities because of differing views about when a loss has been incurred under FASB Statement No. 5, Accounting for Contingencies.

This Statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities.

 TERRA GRANDE DEVELOPMENT CORPORATION
 (A Development Stage Company)
Notes to Audited Financial Statements
For the Period of May 16, 2008 (Inception) to November 30, 2008

NOTE 2- Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements (continued)

Those clarifications will increase comparability in financial reporting of financial guarantee insurance contracts by insurance enterprises. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements. This Statement is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years.

In May 2008, FASB issued Financial Accounting Standards No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” This Statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy). This Statement is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. This pronouncement has no effect on this Company’s financial reporting at this time.

In March of 2008 the Financial Accounting Standards Board (FASB) issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133, “Accounting for Derivatives and Hedging Activities.”  SFAS No. 161 has the same scope as Statement No. 133 but requires enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement No. 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged.  The statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption.  SFAS No. 161 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In December, 2007, the FASB issued SFAS No. 160, “Non-controlling interests in Consolidated Financial Statements, an amendment of ARB No. 51.”   SFAS No. 160 applies to “for-profit” entities that prepare consolidated financial statements where there is an outstanding non-controlling interest in a subsidiary.  The Statement requires that the non-controlling interest be reported in the equity section of the consolidated balance sheet but identified separately from the parent.  The amount of consolidated net income attributed to the non-controlling interest is required to be presented, clearly labelled for the parent and the non-controlling entity, on the face of the consolidated statement of income.  When a subsidiary is de-consolidated, any retained non-controlling interest is to be measured at fair value.  Gain or loss on de-consolidation is recognized rather than carried as the value of the retained investment.  The Statement is effective for fiscal years and interim periods beginning on or after December 15, 2008.  It cannot be adopted earlier but, once adopted, is to be applied retroactively.  This pronouncement has no effect on this Company’s financial reporting at this time.

TERRA GRANDE DEVELOPMENT CORPORATION
 (A Development Stage Company)
Notes to Audited Financial Statements
For the Period of May 16, 2008 (Inception) to November 30, 2008

NOTE 2- Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements (continued)

In December 2007, the FASB issued SFAS No.141 (revised 2007), “Business Combinations” (“SFAS 141(R)”) and SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements” (“SFAS 160”). These standards aim to improve, simplify, and converge internationally the accounting for business combinations and the reporting of noncontrolling interests in consolidated financial statements. The provisions of SFAS 141 (R) and SFAS 160 are effective for the fiscal year beginning April 1, 2009.  The adoption of SFAS 141(R) and SFAS 160 has not impacted the Company’s financial statements.

None of the above new pronouncements has current application to the Company, but may be applicable to the Company’s future financial reporting.

NOTE 3- Stockholders’ Equity

On May 16, 2008, the Company was formed with one class of common stock, par value $.001. The Company is authorized to issue up to 75,000,000 shares of common stock.

On May 16, the Company issued 49,077 shares of its common stock at $.0020376 per share for a total cash consideration of $100. In addition, the Company on the same day issued 8,450,923 shares of its common stock to consultants at $.0020376 per share as a payment for $17,220 in filing services (Note 7 – General and Administrative Expenses). The Company relied on Section 4(2) of the Securities Act as its exemption from registration when it issued the shares of common stock.  All initial stockholders agreed to hold the shares for investment purposes only and to transfer such shares only in a registered offering or in reliance upon an exemption there from.

NOTE 4 – Going Concern

As shown in the accompanying financial statements, as is typical of companies going through the development stage, the Company incurred no activity since inception other than the issuance of stock for the period May 16, 2008 (Inception) through November 30, 2008. The Company is currently in the development stage, and there is no guarantee that the Company will be able to generate enough revenue and/or raise capital to support current operations and generate anticipated sales.  This raises substantial doubt about the Company's ability to continue as a going concern.

Management believes that the Company's capital requirements will depend on many factors including the success of the Company's service development efforts. Management's plans include the marketing of their services and establishment of key management personnel to support the business plan.

The financial statements do not include any adjustments relating to the recoverability or classification of recorded assets and liabilities that might result should the Company be unable to continue as a going concern.

 TERRA GRANDE DEVELOPMENT CORPORATION
 (A Development Stage Company)
Notes to Audited Financial Statements
For the Period of May 16, 2008 (Inception) to November 30, 2008

NOTE 6 – Provision for Income Taxes

In accordance with SFAS No. 109, “Accounting for Income Taxes,” deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company's assets and liabilities.  Deferred income taxes will be measured based on the tax rates expected to be in effect when the temporary differences are included in the Company's tax return.  Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

At October 31 2008, the Company had no accumulated deficits during the development stage to offset future taxable income. The Company will establish valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

NOTE 7 – General and Administrative Expenses

Upon inception, the Company entered into a consulting contract with an unrelated entity (the “Consultant”) whereby the Consultant would provide services related to the filing of the Company’s registration statement with the Securities and Exchange Commission on Form S-1.  Pursuant to the terms of the contract, the Company is to pay the Consultant $17,220 in stock (8,450,923 shares of common stock at $0.0020376 per share – see Note 3).  At November 30, 2008, the Company had issued the $17,220 in stock, resulting in general and administrative expenses of $17,220 that will have been expensed.

OUTSIDE BACK COVER:

1,940,000 Shares

$0.25 Per Share

PROSPECTUS
                     , 2008

Dealer Prospectus Delivery Obligation

Prior to the expiration of ninety days after the effective date of this registration statement or prior to the expiration of ninety days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation and Bylaws provide that we shall indemnify our officers or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officers or directors, except in relation to matters as which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of her duty. One of our officers or directors could take the position that this duty on our behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to our directors, officers and controlling persons pursuant to our Certificate of Formation, Bylaws, Nevada laws or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses of the offering, all of which are to be paid by the registrant, are as follows:

Accounting, Legal and Professional Fees	$3,500
Edgar Filing Fees	$800
Blue Sky Qualification Fees	$500
Transfer Agent Fees	$4,500
TOTAL	$9,300

RECENT SALES OF UNREGISTERED SECURITIES

On May 16, 2008, Terra Grande Development Corporation issued 7,520,000 restricted shares of common stock to John Edge for cash of $100 and services valued at $7,420, on the same day, the Company issued 100,000 restricted shares of common stock to Jameson Capital, LLC for $1,000 in services and 440,000 restricted shares of common stock to Ramsgate Group, Inc. for $4,400 in services and 440,000 shares of restricted common stock to Walker, Bannister & Dunn, LLC for $4,400 of services rendered. Terra Grande relied in Section 4(2) of the Securities Act as its exemption from registration when it issued the shares of common stock to Mr. Edge, Jameson Capital, LLC, Ramsgate Group, Inc. and Walker, Bannister & Dunn, LLC. All purchasers of the shares of the Company agreed to hold the shares for investment purposes only and to transfer such shares only in a registered offering or in reliance upon an exemption therefrom.

Exhibit No.	Description

3.1	Articles of Incorporation for Terra Grande Development Corp.
3.2	Bylaws of Terra Grande Development Corp.
5.1 14.1	Opinion and Consent of Timothy S. Orr, Esq. Code of Ethics
23.1	Consent of The Blackwing Group, LLC
99.1	Form of subscription agreement for Common Stock.

II-1

UNDERTAKINGS

The registrant hereby undertakes:

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;
(iii)
Include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

To file a post-effective amendment to remove from registration any of the securities which remain unsold at the end of the offering period.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

 For determining liability of the undersigned registrant under the Securities Act to purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(iv)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(v)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(vi)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(vii)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Sandia, State of New Mexico on December 22, 2008.

Terra Grande Development Corporation

By:  /s/ John Edge
John Edge
President, Treasurer, and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities stated on December 22, 2008:

Signature
Title
/s/ John Edge
John Edge                                   President, Secretary, Treasurer, and Director
Principal Executive Officer, Principal Financial
Officer, and Principal Accounting Officer

/s/ Greer Masters
Greer Masters                                                      Secretary

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